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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cinemark USA, Inc. on Form S-4 of our report dated February 28, 2003, May 16, 2003 as to Notes 20 and 21 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of a new accounting principle and the restatement of the subsidiary guarantor financial statements presented in Note 20), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Independent Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP

Dallas, Texas
May 20, 2003